Exhibit 8(b)(xii)(a)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
Among
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY DISTRIBUTION, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.,
and
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT, dated as of May 1, 2014 (the “Amendment”), is by and among Lincoln Life & Annuity Company of New York (the “Company”), The Universal Institutional Funds, Inc. (the “Fund”), Morgan Stanley Distribution, Inc. (the “Underwriter”) and Morgan Stanley Investment Management Inc. (the “Adviser”).  This Amendment hereby amends the Participation Agreement, dated as of November 1, 2008, by and among the Company, the Fund, the Underwriter and the Adviser (the “Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement

WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts; and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted, in its entirety, and replaced with the attached Schedule A.

2.	Schedule B of the Agreement is hereby deleted, in its entirety, and replaced with the attached Schedule B.

3.
 Except as provided for herein, all other terms of the Agreement shall remain in full force and effect without change.  The Agreement, as amended herein, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and shall supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

This Amendment shall be effective May 1, 2014, regardless of when executed

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative of the date specified above.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:           /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:           /s/ John H. Gernon
Name: John H. Gernon
Title: President & Principal Executive Officer

MORGAN STANLEY DISTRIBUTION, INC.

By:      /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:           /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account
Registered Account(s):                                                                           Registered Contract(s):
Lincoln New York Account N                                                                           Lincoln ChoicePlus Assurance (A Class)
For Variable Annuities                                                                           (Form No. 30070-BNYBA)
(Established April 2, 2007)                                                                                      (SEC File No. 333-145531)

Lincoln ChoicePlus Assurance (B Class)
(Form No. 30070-BNYBA )
(SEC File No. 333-149449)

Lincoln Investor AdvantageSM
(Form No. 30070-BNY)
(SEC File No. 333-193276)

Lincoln Investor AdvantageSM Fee-Based
(Form No. 30070-ANY)
(SEC File No. 333-193277)

Lincoln Investor AdvantageSM RIA
(Form No. 30070-BNY)
(SEC File No. 333-193278)

Unregistered Account(s):                                                                           Unregistered Contract(s):
None                                                                           None

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT

Class I
UIF Global Infrastructure Portfolio

Class II
UIF Growth Portfolio
UIF Global Infrastructure Portfolio